CERTIFICATE OF INCORPORATION
                                       Of

                        CORCORAN TECHNOLOGIES CORPORATION

                                   ARTICLE ONE
                                      NAME

         The name of the Corporation is Corcoran Technologies Corporation.

                                   ARTICLE TWO

                                    DURATION

         The Corporation shall have perpetual existence.

                                  ARTICLE THREE

                                     PURPOSE

         The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

                                     SHARES

         The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 50,000,000 shares of Common Stock having a par value of $.0001 per share and 10,000,000 shares of Preferred Stock having a par value of $.0001 per share.

         The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

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A.   The  number  of  shares   constituting  that  series  and  the  distinctive
     designation of that series:

B. The divided rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date of dates, and the relative rights of priority, if any, or payment of dividends on share of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights:

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase or shares of that series, and, if so, the terms and amount of much sinking fund;

G. The rights of the shares of that series in the event of voluntary in involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, or payment of shares of that series; and

H.   Any other relative rights, preferences and limitations of that series.



                                  ARTICLE FIVE

                            COMMENCEMENT OF BUSINESS

         The Corporation is authorized to commence business as soon as its certificate of incorporation has been fled.


                                  ARTICLE SIX

                      PRINCIPAL OFFICE AND REGISTERED AGENT

         The post office address of the initial registered office of the Corporation and the name if its initial registered agent and its business address is

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                  The Prentice Hall Corporation System, Inc.
                  1013 Centre Road
                  Wilmington, Delaware 19805 (County of New Castle)

         The initial registered agent is a resident of the State of Delaware.


                                  ARTICLE SEVEN

                                  INCORPORATOR

         Lee W. Cassidy, 1504 R. Street, N.W., Washington, D.C. 20009.


                                  ARTICLE EIGHT

                               PRE-EMPTIVE RIGHTS

         No Shareholder or other persons shall have any pre-emptive rights whatsoever.


                                  ARTILCE NINE

                                     BY-LAWS

         The initial by-laws shall be adopted by the Shareholder or the Board of Directors. The power to alter, amend, or repeal the by-laws or adopt new by-laws is vested in the Board of Directors, subject to repeal or change by action of the Shareholders.


                                   ARTILCE TEN

                                 NUMBER OF VOTES

         Each share of Common Stock has one vote on each matter on which the share is entitled to vote.


                                 ARATICLE ELEVEN

                                 MAJORITY VOTES

         A majority vote of a quorum of Shareholders (consisting of the holders of a majority of the shares entitled to vote, represented in person or by proxy) is sufficient for any action which requires the vote or concurrence of Shareholders, unless otherwise required or permitted by law or the by-laws of the Corporation.

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                                 ARTICLE TWELVE

                              NON-CUMULATIVE VOTING

         Directors shall be elected by majority vote. Cumulative voting shall not be permitted.


                                ARTICLE THIRTEEN

               INTERESTED DIRSECTORS, OFFICERS AND SECURITYHOLDERS

A. VALIDITY. If paragraph (B) is satisfied, no contract or other transaction between the Corporation and any of its directors, officers or securityholders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director, officer or securityholder at the meeting of the Board of Directors of committee authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

B.       DISCLOSURE, APPROVAL, FAIRNESS.  Paragraph (A) shall apply only if:

(1) The material facts of the relationship or interest of each such director, officer or securityholder are known or disclosed:

     (a) to the Board of Directors or the committee and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but no in calculating the majority necessary to carry the vote; or

     (b) to the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

(2) the contract or transaction is fair to the Corporation as if the time it is authorized or ratified by the Board of Directors, the committee or the Shareholders.


                                ARTICLE FOURTEEN

                          INDEMNIFICATION AND INSURANCE

A. PERSONS. The Corporation shall indemnify, to the extent provided in Paragraphs (B), (D), or (F) and to the extent permitted from time to time by law:

     (1) any person who is or was director, officer, agent or employee of the Corporation, and

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     (2) any  person  who  serves or served at the  Corporation's  request  as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, join venture, trust or other enterprise.

B. EXTENT - DERIVATIVE SUITS. In case of a suit by or in the right of the Corporation against a person named in Paragraph (A) by reason of his holding a position named in Paragraph (A), the Corporation shall indemnify him, if he satisfies the standard in Paragraph (C), for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

C. STANDARD--DERIVATIVE SUITS. In case of a suit by or in the right of the Corporation, a person named in Paragraph (A) shall be indemnified only if:

(1)  he is successful on the merits or otherwise, or

(2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjusted liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in a view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

D. EXTENT - NONDERIVATIVE SUITS. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation against a person named in Paragraph (A) by reason of his holding a position in Paragraph (A), the Corporation shall indemnify him, if he satisfies the standard in Paragraph
     (E), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the suit as

(1)      expenses (including attorney's fees)
(2)      amounts paid in settlement
(3)      judgments, and
(4)      fines.

E. STANDARD - NONDERIVATIVE SUITS. In case of a nonderivative suit, a person named in Paragraph (A) shall be indemnified only if:

(1)  he is successful on the merits or otherwise, or

(2) he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal actions or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of polo contenders or its equivalent shall not, of itself, create a presumption that the person failed to satisfy this Paragraph (B) (2).

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F.   DETERMINATION THAT STANDARD HAS BEEN MET. A determination that the standard of Paragraph (C) or (E) has been satisfied may be made by a court of law or equity or the determination may be made by:

(1) a majority of the directors of the Corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or

(2) independent legal counsel (appointed by a majority of the directors of the Corporation, whether or not a quorum, or elected by the Shareholders of the Corporation) in a written opinion, or

(3)  the Shareholder of the Corporation.

G. PROPRATION. Anyone making a determination under Paragraph (F) may determine that a person has met the standard as to some mattes but not as to others, and may reasonably prorate amounts to be indemnified.

H.   ADVANCE PAYMENT. The Corporation may pay in advance any expenses (including
     attorney's  fees)  which  may  become  subject  to  indemnification   under
     paragraphs (A) - (G).

(1)  The Board of Directors authorizes the specific payment and

(2) The person receiving the payment undertakes in writing to repay unless it is ultimately determined that the is entitled to indemnification by the Corporation under Paragraphs (A) - (G).

I. NONEXCLUSIVE. The indemnification provided by Paragraphs (A) - (G) shall not be exclusive of any other rights to which a person maybe entitled by law or by by-law, agreement, vote of Shareholders or disinterested directors, or otherwise.

J. CONTINUATION. The indemnification and advance payment provided by Paragraphs (A) - (H) shall continue as to a person who has ceased to hold a position named in Paragraph (A) and shall inure to his heirs, executors and administrators.

K. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Paragraph (A) against any liability incurred by him in any such position or arising out of this statue as such, whether or not the Corporation would have power to indemnify him against such liability under Paragraph (A) - (H).

L. REPORTS. Indemnification payments, advance payments, and insurance purchases and payments made under Paragraph (A) - (K) shall be reported in writing to the Shareholders of the Corporation with the next of annual meeting, or within six months, whichever is sooner.

M. AMENDMENT OF ARTICLE. Any changes in the General Corporation Law of Delaware increasing, decreasing, amending, changing or otherwise effecting the indemnification of directors, officers, agents, or employees of the Corporation shall be incorporated by reference

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     In this Article as of the date of such changes  without  further  action by the Corporation, its Board of Directors, of Shareholders, it being the intentions of this Article that directors, officers, agents and employees of the Corporation shall be indemnified to the maximum degree allowed by the General Corporation Law of the State of Delaware at all times.


                                 ARTICLE FIFTEEN

                        LIMITATION ON DIRECTOR LIABILITY

A. SCOPE OF LIMITATION. No person by virtue of being or having been a director of the Corporation, shall have any personal liability for monetary damages to the Corporation or any of its Shareholders for any breach of fiduciary duty except as to the extent provided in Paragraph (B).

B. EXTENT OF LIMITATION. The limitation provided for in this Article shall not eliminate of limit the liability of a director to the Corporation or its Shareholders (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law
     (iii) for any unlawful payment of dividends or unlawful stock purchases or redemptions transaction for which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the incorporator hereunto has executed this certificate of incorporation on this 17th day of March, 1997.


                                              /s/  Lee W. Cassidy, Incorporator



ARTICLE FOUR, paragraph one was amended December 13, 2000 by the shareholders to read:

     The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share and 50,000,000 shares of Preferred Stock having a par value of $.0001 per share.

                                                                        ENDORSED
                                                                           FILED
                                         In the office of the Secretary of State
                                                      Of the State of California

                                                                    OCT 22, 1997

                                                                  /s/ Bill Jones
                                                  Bill Jones. Secretary of State


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             PRIME MANAGEMENT, INC.

         Irving Pfeffer and David Lefkowitz certify that:

     1. They are the President and Secretary, respectively, of Prime Management, Inc., a California corporation.

     2. The articles of incorporation of this corporation are hereby amended and restated to read as follows:

               ONE: The name of this corporation is Prime Management, Inc.

               TWO: The purpose of this corporation if to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

               THREE: This Corporation is authorized to issue only one class of shares of stock which shall be designated as common stock. The total number of shares it is authorized to issue is 10,000,000 shares at one hundredth of one cent par value.

               FOUR: The Corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.

     3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

     4. The foregoing Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with 902 CCC. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the restatement was 100, which exceeded the vote required.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



DATE:  October 16, 1997

                                                             /s/  IRVING PFEFFER
                                                                       President


                                                             /s/ DAVID LEFKOWITZ
                                                                       Secretary
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                                State of Delaware

                        Office of the Secretary of State



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELWARE, DO HEREBY CERTIFTY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGERS:

     "PRIME MANAGEMENT, INC.", A CALIFORNIA CORPORATION, WITH AND INTO "CORCORAN TECHNOLOGIES CORPORATION" UNDER THE NAME OF "PRIME COMPANIES, INC.", A COPROATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE SATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF DECEMBER, A.D. 1997, AT 9 O'CLOCK A.M.




                                        /s/  Edward J. Freel, Secretary of State

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                              Certificate of Merger
                                       Of
                             Prime Management, Inc.
                                  With and into
                        Corcoran Technologies Corporation

                     Pursuant to Section 252 of the General
                    Corporation Law of the State of Delaware


     CORCORAN TECHNOLOGIES CORPORATION, a Delaware corporation, hereby certifies as follows:

     FIRST: The names and jurisdictions of the constituent corporations are Corcoran Technologies Corporation, a Delaware corporation, and Prime Management, Inc., a California corporation.

     SECOND: An Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the
constituent   corporations  in  accordance  with  Section  252  of  the  General
Corporation Law of the State of Delaware and Chapter 11 of the General Corporation Law of the State of California.

     THIRD: The Merger Agreement, dated December 23, 1997, and the amendments to the Certificate of Incorporation of the surviving corporation have been approved by action by unanimous consent of the Board of Directors on December 23, 1997 and by written consent without a meeting of a majority of the shareholders dated December 23, 1997.

     FOURTH: The surviving corporation is "Corcoran Technologies Corporation" (the "Surviving Corporation").

     FIFTH: The Certificate of Incorporation of Corcoran Technologies Corporation in effect as of the date and time of filing of this Certificate of Merger shall be the Certificate of Incorporation of the Surviving Corporation and pursuant to the Delaware General Corporation Law shall be amended by the changes set forth in the Merger Agreement to include the change of its corporate name as follows:

          Articles First of the Certificate of Incorporation of CORCORAN TECHNOLOGIES CORPORATION shall be deleted and replaced with the following:

         The Name of the Corporation is Prime Companies, Inc.

     SIXTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at 155 Montgomery Street, Suite 406, San Francisco, California 94104, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

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     SEVENTH:  The  authorized  capital  stock  of  Prime  Management,  Inc.,  a
California corporation, which is not the surviving corporation, is 10,000,000 shares of common stock, $.001 par value per share, of which 921,041 shares have been issued and are outstanding, and no preferred stock.

     EIGHTH: This Certificate of Merger shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

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                     Signature Page to Certificate to Merger
                  Between Corcoran Technologies Corporation and
                             Prime Management, Inc.



         IN WITNESS WHEREOF, Corcoran Technologies Corporation has caused this Certificate of Merger to be executed in its corporate name by its President and attested to by its Secretary on the 23rd day of December, 1997.


                                               CORCORAN TECHNOLOGIES CORPORATION

                                                  By:  /s/ James M. Cassidy
                                                  Name:  James M. Cassidy
                                                      Title:  President

ATTEST:


By:  /s/  James M.  Cassidy
Name:  James M. Cassidy
Title:  Secretary

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